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10(j) Trust Agreement dated February 24, 1992 between the Company and State
Street Bank and Trust Company relating to 401(k) Plan.

                           AUTOMATIC DATA PROCESSING
                             PROTOTYPE 401(k) PLAN
                                TRUST AGREEMENT

AGREEMENT dated February 24, 1992 between Skylands Community Bank

With offices at 24-26 Crossroads Center, South, Route 517, Hackettstown, NJ 07840 (the "Company") And STATE STREET BANK AND TRUST COMPANY, as trustee (the "Trustee"), with offices located at 200 Newport Avenue, North Quincy, Massachusetts 02171.

      This Agreement establishes a trust fund (the "Trust") forming part of the plan established by the Company using the Automatic Data Processing Prototype 401(k) Plan ( the "Plan") and a related adoption agreement. Unless the context clearly indicates otherwise, any terms defined in the Plan docurnent shall have the same meaning when used in this Agreement,

The Company and the Trustee agree as follows:

1.1 ESTABLISHMENT OF TRUST.

ARTICLE I - ESTABLISHMENT

The Company establishes the Trust, which will consist of amounts contributed or transferred to the Plan in accordance with its terms, investments and proceeds thereof and earnings thereon, reduced by all payments from the Trust. All assets from time to time held under the Plan will be held in the Trust and will be subject to this Agreement. The Trustee accepts the Trust and agrees to administer the Trust as provided in this Agreement. However, the Trustee will have no liability or responsibility for the validity, tax qualification or legal effect of the Company's Plan.

2.1 ACCEPTANCE OF CONTRIBUTIONS TO TRUST.

ARTICLE 2 - DUTIES OF TRUSTEE

            The Trustee shall have the sole responsibility for selection of the Investment Funds to be made available to the Company under the Plan (from amongst which the Administrative Committee shall make its selection pursuant to Section 4.11(a) hereof), provided, however, that the Company, by establishing and maintaining the Trust, is the responsible fiduciary with respect to the selection of such Investment Funds as the available Investment Funds under the Plan, and the Administrative Committee is the fiduciary responsible for the selection of specific Investment Funds from those available, all as provided in Section 4.1. Each Investment Fund shall be managed by the Trustee, and there shall be no investment managers (as defined by ERISA Section 3(38)) under the Trust. The Company and the Trustee hereby acknowledge that, in addition to the limitations contained in
            Section 10.6 hereof, neither the Sponsor nor ADP (nor any affiliate of ADP) has any authority to select such Investment Funds.

      (b) The Trustee will accept such contributions made on behalf of Participants under the Plan as it receives from time to time from the Company or a Participating Affiliate. The Trustee will also accept Rollover Contributions to the Trust made by Participants in accordance with the Plan. At the direction of the Administrative Committee, the Trustee will also accept Transfer Contributions to the Trust from another qualified plan or qualified annuity plan covering Participants. All such contributions will be in cash only.

      (c) The Trustee will have no responsibility for determining the proper time or amount of any contribution to the Trust, for enforcing the collection of any contribution to the Trust, or for determining that contributions satisfy any applicable requirement of the Plan or law including, without limitation, the minimum contributions requirements of Code Section 416, Also, the Trustee will have no responsibility for determining whether the amount of any contribution (or the portion of such contribution allocated to the Account(s) of a Participant) meets any applicable legal requirements or is within any applicable limit including, without limitation, the limits imposed by Code Sections 401(k) and (m), 402(g), 404 and 415. The contribution or transfer of any amount to the Trustee hereunder constitutes a certification by the Company and the Administrative Committee that such contribution or transfer is in accordance with the Plan.

2.2 MAINTAIN ACCOUNTS.

      The Trustee will maintain accounts or other trust accounting records, and will make credits to or charges against such accounts, as necessary for the Trustee to carry out its responsibilities under this Agreement.

2.3 INVESTMENTS.

      The Trustee will invest the assets of the Company's Plan as directed in accordance with the relevant provisions of the Plan document and related adoption agreement, this Agreement (including particularly Sections 4.1 and 4.2 hereof), and any other applicable agreement between the Company and the Trustee. In investing the assets of a Participant's Account(s), the Trustee will follow the investment directions of t)e Participant; the intention ofthe parties being that the Plan and this Agreement comply with ERISA Section 404(c).

2.4 MAKE PAYMENTS.

      Upon receipt of written directions from the Administrative Committee certifying that an amount is payable to or for the benefit of a Participant or other person under the Plan, whether as a distribution, transfer, withdrawal or the disbursement of a loan, the Trustee will pay such amount (or begin installment payments) in accordance with such directions, and the Trustee will be fully protected in, and will not incur any liability for, so doing. The Administrative Committee's directions will include all information necessary to enable the Trustee to make such payment and the Administrative Committee's giving of such directions constitutes a certification from the Administrative Committee to the Trustee that such payment is in accordance with the Plan. The Trustee will have no responsibility for any delay in making payment pending receipt from the Administrative Committee of all information needed to make the payment (including proper income tax withholding instructions signed by the recipient), for the application of any payment by the recipient, for determining the rights or benefits of any person in the Trust or under the Plan, for calculating or determining any amount to be distributed to a Participant or Beneficiary (including, without limitation, any alternate payee as defined in Code Section 414(p)(8)) for compliance with any applicable requirements for minimum distributions, for the administration of the Plan, or for the adequacy of the Trust to meet all liabilities arising under the Plan.

ARTICLE 3 - POWERS OF TRUSTEE

3.1 ADDITIONAL POWERS OF TRUSTEE.

      In addition to and not in limitation of such powers as the Trustee has by law or under any other provisions of the Plan and this Agreement, but subject to the provisions of this Agreement and the requirements of applicable law, the Trustee will have the powers specified in this Section
      3.1. As provided herein, the Trustee will exercise such powers concerning investments or other discretionary actions only as a directed Trustee, and will not be liable or


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      responsible for the consequences of its exercising any such power as directed:

      (a) to deal with all or any part of the Trust assets including the power to acquire and dispose of assets;

      (b) to hold any part of the Trust assets in cash pending the investment or distribution thereof, without liability for interest,

      (c) to enforce by suit or otherwise or to waive its rights on behalf of the Trust, and to defend claims asserted against it or the Trust; provided that the Trustee will not be required to institute or defend any court or administrative proceeding unless it has first been indemnified to its satisfaction for the costs and expenses of such proceeding;

      (d) to compromise, adjust and settle any and all claims against or in favor of it or the Trust;

      (e) to vote, or give proxies to vote, any stock or other security held in the Trust, and to waive notice of meetings;

      (f) to oppose, or consent to and participate in, the reorganization, merger, consolidation or readjustment of the finances or capitalization of any enterprise, to pay assessments and expenses in connection therewith, and to deposit securities under deposit agreements, to exercise or sell any conversion privileges or subscription rights, and to make payments incidental thereto;


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      (g)   to hold securities unregistered, or to register them in its own name
            (with or without indication of its fiduciary capacity hereunder) or in the names of nominees, provided that the Trustee's records will at all times show that such property is owned by the Trust,

      (h) to make, execute, acknowledge and deliver any and all documents that it deems necessary or appropriate to carry out its power and duties hereunde r ' and

      (1) to do all acts and things, not specified herein, which it deems advisable to carry out the Trust, and generally to exercise any of the powers of an owner with respect to ail or any part of the Trust.

3.2 USE OF AGENTS.

      The Trustee may retain an agent or service provider (which may be the Sponsor, Automatic Data Processing, Inc. ("ADP"), or an affiliate of ADP or the Trustee) to perform any of its recorckeeping, custodial or other duties hereunder.

                          ARTICLE 4 - INVESTMENT FUNDS

4.1 ADMINISTRATIVE COMMITTEE'S DESIGNATION.

      (a) By establishing and maintaining this Trust, the Company has selected the Investment Funds which have been made available by the Trustee as the investment vehicles to be available to Participants under the Company's Plan, subject, however, to the Administrative Committee's right to designate Investment Funds pursuant to this Section 4.1
            (a). If the Trustee makes more than three Investment Funds available to Plans established using the Sponsor's prototype documents, the Administrative Committee will designate from among such Investment Funds those which will be available under the Company's Plan. In designating Investment Funds, the Administrative Committee will comply with any minimum requirements of the Trustee intended to insure that a sufficient number and variety is available under the Company's Plan to meet the requirements of ERISA Section 404(c). The Trustee shall make sufficient Investment Funds available to ensure compliance with ERISA Section 404(c).

      (b) Investment Funds will include common, collective or group trust funds (a "group trust") maintained by the Trustee for investment by qualified plans. Where a group trust is designated as an Investment Fund, the Trustee may combine in the group trust assets of the Trust with assets of other pension or profit-sharing or other plans or trusts qualified under Code Section 401 (a) and exempt from tax under Code Section 501 (a), or with assets of individual retirement accounts exempt from tax under Code Section 408(e) or governmental units described in Code Section 818(a)(6), and permitted by existing or future rulings of the United States Treasury Department to pool their respective funds in a group trust. The provisions of the group trust shall be deemed a part of this Agreement with respect to any such investment.

4.2 PARTICIPANT INVESTMENT CONTROL.

      (a) Each Participant will have investment control over his Account(s). Subject to the administrative rules and procedures of the Trustee, each Participant will specify the Investment Fund or Investment Funds available under the Company's Plan in which contributions to the Plan on his behalf will be invested. Notwithstanding the foregoing, the Administrative Committee and the Trustee may agree to permit each Participant to transmit his investment instructions directly to the Trustee by telephonic instructions pursuant to
            Section 4.3(d). Similarly, subject to the administrative rules of the Trustee and ERISA Section 404(c), a Participant may transfer any amount in his Account(s) from one Investment Fund to another Investment Fund available under the Company's Plan.

      (b) A Participant will exercise his investment control under the proceeding paragraph by delivering written instructions to the Administrative Committee. The Administrative Committee will consolidate Participants' investment instructions and will send such instructions to the Trustee. The Trustee will invest future contributions on behalf of a Participant in accordance with such instructions, or the Trustee will transfer amounts from one Investment Fund to another in accordance with such instructions. Any such transfer will be effected in accordance with the Trustee's administrative procedures-

      (c) Each Participant will have full responsibility for the investment results of his investment instructions under the preceding two paragraphs. It is intended that ERISA Section 404(c) will apply to the Company's Plan and that, as provided in such Section 404(c), the Trustee, the Sponsor, ADP, the Company, and the Administrative Committee will be fully protected in carrying out the Participant's investment directions.

4.3 UNCLEAR OR MISSING INSTRUCTIONS; TRANSMISSION OF INSTRUCTIONS.

      (a) If investment instructions accompanying contributions or otherwise regarding investments for a Participant's Account(s) are not received or are unclear in opinion of the Trustee, the Trustee may hold any part of the assets affected by such missing or unclear instructions in cash, or may return contributions, in either case without liability for interest, rising or failing securities prices, or other income, pending receipt of clear and complete instructions. The Trustee will, in the case of missing or unclear instructions, seek prompt clarification of unclear instructions or prompt furnishing of missing instructions.

      (b) The Trustee may rely upon written investment instructions from the Administrative Committee. Such instructions may also be given to the Trustee by facsimile or other electronic transmission which contains duplicate or facsimile signatures until the Trustee receives notice in writing from the Administrative Committee that the use of facsimile or other electronic transmissions is no longer authorized.

      (c) If the Trustee's procedures permit telephone investment instructions, the Trustee may rely upon telephonic investment instructions from any individual identified by the Administrative Committee as authorized to communicate with the Trustee under this Agreement unless the Trustee receives notice in writing that the use of telephonic instructions is no longer authorized. Any investment instructions given by telephone will be promptly confirmed in writing by the Administrative Committee. If the Trustee fails to receive a written confirmation of any investment instructions transmitted by telephone within five business days following receipt of such instructions, or if written confirmation conflicts with such instruction, the Trustee will promptly notify the Administrative Committee of such fact and request: (i) a delivery of such written confirmation; or (ii) additional instructions if there is a conflict between the telephonic instructions and the written confirmation. The Trustee will have no other responsibility or liability with regard to accepting investment instructions by telephone.

      (d) Notwithstanding the foregoing, if the Trustee and the Administrative Committee agree to permit each Participant to transmit his investment instructions directly to the Trustee by telephone, each Participant shall be assigned a personal identification number. The Trustee shall be entitled to rely on any telephone instruction by an individual identifying himself as a Participant as long as the correct personal identification number is provided by such individual. No written confirmation of any such Participant investment instruction shall be required. The Trustee will have no other responsibility or liability with regard to accepting Participant investment instructions by telephone. The Trustee may record any telephone instructions given by the Participant and, by applying for and obtaining a personal identification number, the Participant shall consent to any such recording.

4.4 LIMITATION ON INVESTMENTS.

      (a)   Notwithstanding any provision elsewhere herein to the contrary:

            (i) no assets of the Trust, excluding assets which have been invested in an Investment Fund, shall be invested in any security issued by the Company or any affiliate of the Company;

            (ii) each Investment Fund shall limit investment in any security issued by any Company which establishes a plan using the Sponsor's prototype documents or by any affiliate of any such Company to the extent required for the exemption contained in
                  Section 3(a)(2) of the Securities Act of 1933, as amended, to be available with respect to the Plan and the interests therein; and

            (iii) each Investment Fund shall, to the extent required to satisfy the requirements of ERISA Section 404(c), prohibit investment in any security issued by any Company which establishes a Plan using the Sponsor's prototype documents or by any affiliate of any such Company.

      (b) The Company will promptly advise the Trustee if and/or when the Company or any of its affiliates is or becomes the issuer of any publicly traded securities.

                       ARTICLE 5 - PROTECTIONS OF TRUSTEE

5.1 RELIANCE BY TRUSTEE.

      (a) The Trustee may rely upon any decision of the Administrative Committee or Company purporting to be made under the Plan, and upon any information, statements, certifications, instructions or directions submitted by the Company or the Administrative Committee (including statements concerning the entitlement of any Participant to benefits under the Plan or directions to make payments). The Trustee will not be bound to inquire as to the basis of any such decision, information, statements, certifications, instructions or directions, and will incur no obligation or liability for any action taken or omitted in good faith by the Trustee in reliance thereon.

      (b) Whenever the Trustee is permitted or required to act upon the instructions or directions of the Company, the Administrative Committee or a Participant, the Trustee will be fully protected in, and will not incur any liability for, not acting in the absence thereof.

      (c) The Company will certify to the Trustee the names of the members of the Administrative Committee (and of any person authorized to act on behalf


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            of the Company or the Administrative Committee for purposes of the
            Plan) and will provide the Trustee with specimen signatures of any such person or persons. The Trustee may assume the authority of such person or persons continues in effect until the Trustee receives written advice from the Company or the Administrative Committee to the contrary.

      (d) The Trustee may consult with legal counsel (who may be counsel to the Trustee or to the Company) concerning any questions which may arise with respect to its rights and duties hereunder, and the opinion of such counsel will be full and complete protection in respect of, and the Trustee will not incur any liability for, any action taken or omitted hereunder in good faith by the Trustee in accordance with the opinion of such counsel.

5.2 ABSENCE OF INSTRUCTIONS.

      If the Trustee receives no instructions from the Administrative Committee or the Company in response to communications sent to the Administrative Committee or the Company at the last known address of either as shown in the records of the Trustee, the Trustee may make such determination with respect to distributions and other administrative matters arising under the Plan as it considers reasonable and in accordance with the provisions of the Plan. Any determinations so made will be binding on all persons having or claiming any interest under the Plan or Trust, and the Trustee will incur no obligation or responsibility for any such determination made or for any action taken by the Trustee in good faith in such circumstances.

5.3 INDEMNIFICATION OF TRUSTEE.

      The Company and the Administrative Committee and their respective successors, assigns or legal representatives, will fully indemnify and save harmless the Trustee and its employees, agents, successors and assigns, from any loss (including reasonable attorneys' fees), liability or responsibility arising out of the Trustee's actions or inactions hereunder, unless such loss or liability arises out of the Trustee's negligence, breach of its fiduciary duty, bad faith, or willful or gross misconduct.

5.4 ALLOCATION OF RESPONSIBILITY.

      The Trustee shall be responsible only for those functions which have been assigned to it under the separate Plan document or under this Agreement. Notwithstanding any provision elsewhere herein to the contrary, ~a) if and to the extent that any non -discretionary administrative functions are allocated to the Sponsor or ADP (or an affiliate of ADP) pursuant to a written agreement to which the Company is a party then, except to the extent otherwise provided in such agreement, the Trustee shall have no responsibility for the performance of such functions and shall incur no liability or obligations with respect thereto, (b) the Trustee shall be entitled to rely upon information or instructions provided to it by the Sponsor or ADP (or an affiliate of ADP) to the same extent as if such information or instructions had been provided by the Administrative Committee or the Participant, and (c) the Trustee shall have no responsibility for information which may be in the possession of the Sponsor or ADP (or any affiliate of ADP) until such information has been received by the Trustee.

                          ARTICLE 6 - FEES AND EXPENSES

6.1 FEES AND EXPENSES.

      (a) The Trustee's fees for performing its duties hereunder will be such amounts as it establishes from time to time in its fee schedule (provided that the Trustee may provide for different fees in a written fee agreement with the Company). The Trustee may change its fee schedule (or fee agreement) upon 60 days' advance written notice to the Company. Such fees will be payable for each calendar month and will not be prorated for periods of less than one calendar month.

      (b) The Trustee may charge a reasonable fee in addition to its normal fees if it assumes any of the Administrative Committee's obligations under the Plan, or if it provides any service not contemplated in the fee schedule and which the Trustee deems to be necessary or desirable or which the Administrative Committee or the Company requests.

      (c) ADP's annual maintenance fee shall be paid monthly in arrears, in twelve installments, based on the value of all Plan assets as of the last day of each month. Such charges shall be paid promptly after the end of each month from the assets of the Trust. The Trustee is hereby authorized to liquidate assets in the Trust in order to provide for payment of such charges to ADP.

      (d) The Company may authorize that all or any portion of the Company's other fees and expenses of administering the Plan be paid from Trust assets, and the Trustee will pay such fees and expenses as soon as practicable (but no later than ten (10) days) after receiving notice from the Company. The Company hereby authorizes that any and all fees due to ADP under its Administrative Services Agreement with the Company be paid, at ADP's request, from Trust assets if such fees are not paid by the Company within 30 days of the date they are due to be paid to ADP. The Trustee shall be fully protected in, and shall not incur any liability for, any payment to ADP pursuant to the preceding sentences.

      (e) The Trustee's fee, any taxes of any kind which may be levied or assessed upon or in respect of the Trust, and any and all expenses reasonably incurred by the Trustee will, unless paid by the Company at its option, be paid from the Trust. In order to provide for payment of any such fee, taxes or expense, or the payment of any other fee or expense of administering the Plan authorized by the Company, the Trustee in its discretion may partially or fully liquidate any asset in the Trust without liability for any loss occasioned thereby~ in any such case, the Trustee will to the extent reasonably practicable allocate expenses (and consequent liquidation of assets) to the account(s) that gave rise to the fee, tax or expense. Any expenses of the Trustee which are not paid from the Trust for whatever reason will be the responsibility of the Company.

6.2 ERISA BOND.

      The Trustee, and any other person who handles Plan assets, will be bonded but only to the extent (if at all) required under ERISA, and no other bond or security will be required for the faithful performance of their duties hereunder.

                        ARTICLE 7 - ACCOUNTS AND REPORTS

7.1 ACCOUNTS AND REPORTS.

      (a) The Trustee will keep full accounts of all its receipts, disbursements and other transactions hereunder, and will determine the fair market value of the assets of the Trust as of each Valuation Date provided for under the Plan (and as of the last business day of the Plan Year if not otherwise a Valuation Date). The fiscal year of the Trust will coincide with the Plan Year. Within a reasonable time after the end of the Plan Year, or within a reasonable time after its removal or resignation or the termination of the Trust, the Trustee will render to the Administrative Committee a consolidated account of all transactions and other actions taken in connection with its administration of the Trust since the previous such accounting.

      (b) No person other than the Administrative Committee will have the right to demand or receive any report or account from the Trustee. The written approval of any account by the Administrative Committee will be final and binding upon the Administrative Committee, the Company, the Participants and all persons who then are or thereafter become interested in the Trust as to all matters and transactions stated or shown therein. The failure of the Administrative Committee to notffy the Trustee within 60 days after the Trustee's sending of any account of its objections (if any) to the account will be the equivalent of written approval. If the Administrative Committee files any objections within such 60 day period with respect to any matters or transactions stated or shown in the account and the Administrative Committee and the Trustee cannot resolve such objections, the Trustee will have the right to have such objections settled by judicial proceedings. Nothing herein will deprive the Trustee of the right to have a judicial settlement of its accounts. In any proceeding for a judicial settlement of any account or for instructions, the only necessary parties will be the Trustee and the Administrative Committee (or, in the absence of an Administrative Committee, the Company). In order to save the Trust from the expense that might otherwise be incurred, it is a condition to the acquisition of any interest in the Trust that no person other than the Administrative Committee may institute or maintain any action or proceeding against the Trustee (i) without first requesting the Administrative Committee to resolve the question with the Trustee and (ii) until after the Administrative Committee has had a resonable opportunity to resolve such question or has declined to pursue such question with the Trustee.

    ARTICLE 8 - RESIGNATION OR REMOVAL OF TRUSTEE; TRANSFERS TO OTHER TRUSTS

8.1 RESIGNATION OR REMOVAL OF TRUSTEE.

      (a) The Trustee may resign at any time by giving 60 days' written notice to the Company, ADP and the Sponsor. The Company may remove the Trustee at any time by giving 60 days' written notice to the Trustee, ADP, and the Sponsor. In either case, the notice period may be reduced to such shorter period as the Trustee, ADP, the Sponsor and the Company agree upon. The Trustee's removal or resignation will be effective upon the last day of the notice period or, if later, the acceptance of the Trust by the successor Trustee. Until the effective date of the appointment of a successor Trustee (or the termination of the Trust and complete distribution of its assets), the incumbent Trustee will have full authority and responsibility to act as Trustee hereunder.

      (b) When the Trustee's resignation or removal becomes effective, the Trustee will perform all acts necessary to transfer the assets of the Trust and


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            copies of the records of the Trust (and any other records being maintained by the Trustee) to its successor. However, the Trustee may reserve such portion to the Trust assets as it may reasonably determine to be necessary for payment of its fees and any taxes and expenses (including any fees and expenses of any person or entity authorized by the Company to be paid from Trust assets), any balance of such reserve remaining after payment of such fees, taxes and expenses will be paid over to its successor.

      (c) The resignation or removal of the Trustee will not terminate the Trust. In the event of any vacancy in the position of Trustee, whether by the resignation or removal of the Trustee, the Company will appoint a successor Trustee and such appointment will become effective upon the acceptance of its office by the successor Trustee. If the Company does not appoint such a successor within 60 days after notice of resignation or removal is given, the Trustee may appoint such a successor or apply to a court of competent jurisdiction for such appointment. Each successor Trustee so appointed and accepting the office of Trustee hereunder will have all of the rights and powers and all of the duties and obligations of the original Trustee under this Agreement.

      (d) In the event that either (i) the Company removes the incumbent Trustee without the Sponsor's written consent, or (ii) following the resignation or removal of the incumbent Trustee appoints any successor Trustee without the Sponsor's written consent, the Company may no longer participate in the prototype Plan and Trust.

      (e) No Trustee will be liable or responsible for anything done or omitted in the administration of the Trust before it became Trustee or after it ceases to be Trustee.

8.2 TRANSFERS TO OTHER TRUSTS.

      (a) The Company may direct that all or a portion of the assets of the Trust established hereunder be transferred from the Trustee to the trustee of another trust established under the Plan at any time by giving 60 days' written notice to the Trustee, ADP, and the Sponsor. The notice period may be reduced to such shorter period as the Trustee, ADP, the Sponsor and the Company agree upon. The transfer will be effective upon the last day of the notice period or, if later, the acceptance of the assets being transferred by such other trustee. Until the effective date of the transfer of any such assets, the Trustee will continue to have full authority and responsibility to act as Trustee hereunder with respect to such assets.

      (b) When the transfer becomes effective, the Trustee will perform all acts necessary to transfer the assets to be transferred from the Trust and copies of the records of the Trust (and any other records being maintained by the Trustee) to the other trustee.

      (c) In the event the Company directs that any assets of the Trust be transferred to the trustee of any other trust without the Sponsor's written consent, the Company may no longer participate in the prototype Plan and Trust.

      (d) The Trustee will not be liable or responsible for any assets which have been transferred to any other trust pursuant to this Section
            8.2 or for any actions or omissions taken with respect to such assets after such transfer.

                      ARTICLE 9 - AMENDMENT AND TERMINATION

9.1 AMENDMENT AND TERMINATION.

      The Trustee may at any time and from time to time amend any or all provisions of this Agreement. A copy of any such amendment will be delivered to the Sponsor and the Company at least 60 days before the effective date of such amendment (or such shorter notice period as the Trustee, the Sponsor and the Company agree to), provided that, to the extent necessary to retain the Plan's tax qualification, any amendment may take effect retroactively. The Company will have the right to terminate this Trust and will deliver a notice of termination specifying the effective date thereof to the Trustee. No amendment or termination will cause this Agreement to be inconsistent with the provisions of the Plan or ERISA.

9.2 EFFECT OF TERMINATION.

      In the event of termination of this Agreement, the Trustee will continue to hold the Trust assets for application and disbursement in accordance with the applicable terms of the Plan. The Trust created hereunder will terminate upon the distribution or application of all the assets of the Trust.

                      ARTICLE 10 - MISCELLANEOUS PROVISIONS

10.1 RELATIONSHIP TO PLAN DOCUMENT.

      Certain provisions affecting the Trustee appear in the separate basic Plan document and are not repeated in this Agreement. As indicated in the preamble to this Agreement, unless the context clearly indicates otherwise, any term defined in the Plan document will have the same meaning when used in this Agreement. If and to the extent that any provisions of this Agreement are inconsistent with any provision of the Plan document affecting the rights or benefits of Participants, the Plan document will control.

10.2 EXCLUSIVE BENEFIT.

      In directing the Trustee hereunder, the Administrative Committee and the Company will follow the provisions of the Plan and will not give any direction at any time, either during the existence or upon the discontinuance of the Plan, that would cause any assets of the Trust to be used for or diverted to purposes other than the exclusive benefit of Participants or their Beneficiaries in accordance with the Plan; provided that assets may be used to pay fees and expenses incurred in the administration of the Plan and the Trust or may be returned to the Company as specifically provided in the Plan.

10.3 MERGER OR CONSOLIDATION.

      Any corporation into which the Trustee merges or with which it is consolidated or any corporation resulting from any merger or consolidation to which the Trustee is a party, will be the Trustee hereunder without the execution or filing of any additional instrument or the performance of any further act.

10.4 INQUIRIES NOT REQUIRED.

      No person dealing with the Trustee will be bound to see to the application of any money or property paid or delivered to the Trustee or inquire into the authority of the Trustee to enter into any transactions hereunder.

10.5 GOVERNING LAW.

      To the extent that state law applies, the provisions of the Trust will be construed, enforced and administered according to the laws of the Commonwealth of Massachusetts without regard to its conflict of law provisions.

10.6 THE SPONSOR AND ADP.

      The Company and the Trustee acknowledge that neither the Sponsor nor ADP (nor any affiliate of ADP) has (a) any discretionary authority or discretionary control respecting management of the Plan or management or disposition of Plan assets, (b) authority or responsibility to render investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the Plan, or (c) discretionary authority or discretionary responsibility in the administation of the Plan.

                   TRUSTEE                                  COMPANY
Approved by: /s/ Francis M. Vitagliano, AVP     Approved by: /s/ Dan E. Marcmann
Name:   Francis M. Vitagliano                   Name:  Dan E. Marcman

                (type or p-1)

Title:      AVP        Date: 4-1-92             Title: Vice President/ Treasurer     Date: 2-24-92

THIS AGREEMENT SHALL BECOME EFFECTIVE UPON BEING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE TRUSTEE

(7/90)


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

                             FIRST AMENDMENT TO THE
                   AUTOMATIC DATA PROCESSING PROTOTYPE 401 (k)
                                 TRUST AGREEMENT

      This First Amendment, effective as of May 1, 1999, amends the Automatic Data Processing Prototype 401 (k) Trust Agreement by and between SKYLANDS COMMUNITY BANK (the "Company") and STATE STREET BANK AND TRUST COMPANY, as trustee (the "Trustee").

                                   WITNESSETH:

      WHEREAS, the Company has previously entered into a trust agreement (the "Trust") with the Trustee;

      WHEREAS, the Company desires to provide daily valuation under their plan established by the Company using the ADP Prototype 401(k) Plan (the "Plan");

      WHEREAS, the Trustee desires, and the Company agrees, to amend the Trust to accommodate daily valuation and provide changes and updates to certain Trust provisions,

      NOW THEREFORE, pursuant to Article 9, Section 9. 1, the Trustee hereby amends the Trust as follows:

I. Section 2. 1 (a) is deleted in its entirety and Section 2.1 (b) is relabeled 2.1 (a) and Section 2. 1 (c) is relabeled 2.1(b).

2. Section 2.4 shall be amended to include as the last sentence to the paragraph, "In addition, the Trustee shall have no responsibility for ensuring that funds are made available timely in order to effectuate a subsequent purchase made as a result of a transfer from one Investment Fund under the plan to another such Investment Fund."

3.    Article 4 - Investment Funds, shall be revised to reflect the following:

      4.1   Investments.

      (a) By establishing and maintaining this Trust, the Company has selected the Investment Funds as the investment vehicles to be available to Participants under the Company's Plan. Investment Funds will include, but not be limited to, common, collective or group trust funds (a "group trust") maintained by the Trustee for investment by qualified plans and registered investment companies; provided, that any such fund shall be managed by an ERISA 3(38) investment manager unless such fund is either maintained by the Trustee or is a registered investment company. Where a group trust is designated as an Investment Fund, the Trustee may combine in the group trust assets of the Trust with assets of other pension or profit-sharing or other plans or trusts qualified under Code Section 401(a) and exempt from tax under Code Section 501(a), or with assets of individual retirement accounts exempt from tax under Code Section 408(e) or governmental units described in Code Section 818(a)(6), and permitted by existing or future rulings of the United States Treasury Department to pool their respective funds in


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

            a group trust. The provisions of the group trust shall be deemed a part of this Agreement with respect to any such investment.

            (b) With respect to the assets under the control of an Investment Manager (a bank with respect to its own common collective or group trust fund) (including without limitation the Trustee), and assets invested in registered investment companies, whether open-end or closed-end, the Company through ADP will direct the Trustee to invest the assets of the Company's Plan as directed by the Participant in accordance with the relevant provisions of the Plan document and related adoption agreement, and this Agreement (including particularly Sections
                  4.2 hereof). In investing the assets of a Participant's Account(s), including those assets for which the Trustee has no investment responsibility, the Trustee will follow the investment directions of the Participant as such directions are communicated to the Trustee by ADP. The company intends that the Plan will comply with Section 404(c) of the Employee Retirement Income Security Act of 1974, as amended (hereinafter referred to as "ERISA").

The following Section 4.5 shall be added to Article 4:

            4.5   Management of Assets of Fund

            (a) The Company, being a named fiduciary with respect to control and management of the assets of the Plan, by action of its Board of Directors, by adoption of the Plan, has appointed Investment Managers to manage (including the power to acquire and dispose of) the assets of the Plan and has also authorized investment in registered investment companies, whether open-end or closed-end. Any Investment Manager so appointed must be a bank, as defined in the Investment Advisers Act of 1940, and must acknowledge in writing to the Company and to the Trustee that he is a fiduciary with respect to the Plan. The Trustee until notified in writing to the contrary shall be fully protected in relying upon any written notice of the appointment of an Investment Manager furnished to it by the Company.

            (b) (i) The Investment Manager appointed pursuant to paragraph (a) above shall have exclusive authority and discretion to manage and control the assets of the Trust and, pursuant to such authority and discretion, may direct the Trustee from time to time and at any time:

                  (A) To invest and reinvest the Trust, without distinction between principal and income, in shares of stock (whether common or preferred) or other evidences of ownership, bonds, debentures, notes or other evidences of indebtedness, unsecured or secured by mortgages on real or personal property wherever situated (including any part interest in a bond and mortgage or note and mortgage whether insured or uninsured), and other property, or part interest in property, real or personal, foreign or domestic, whether or not productive of income or consisting of wasting assets;

                  (B) To invest and reinvest the Trust in a common, collective, or group trust administered by a bank other than the Trustee, the provisions of which trust


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

                        shall be deemed a part of this Agreement but only with respect to any such investment;

                  (C) To sell, convey, redeem, exchange, grant options for the purchase or exchange of, or otherwise dispose of, any real or personal property held in the Trust, at public or private sale, for cash or upon credit, with or without security, without obligation on the part of any person dealing with the Trustee to see to the application of the proceeds of or to inquire into the validity, expediency or propriety of any such disposition;

                  (D) To manage, operate, repair and improve, and mortgage or lease for any length of time any real property held in the Trust; to renew or extend any mortgage, upon any terms the Investment Manager may deem expedient; to agree to reduction of the rate of interest or any other modification in the terms of any mortgage or of any guarantee pertaining to it; to enforce any covenant or condition of any mortgage or guarantee or to waive any default in the performance thereof; to exercise and enforce any right of foreclosure; to bid in property on foreclosure; to take a deed in lieu of foreclosure with or without paying consideration therefor and in connection therewith to release the obligation on the bond secured by the mortgage; and to exercise and enforce in any action, suit or proceeding at law or in equity any rights or remedies in respect of any mortgage or guarantee;

                  (E) To exercise, personally or by general or limited proxy, the right to vote any shares of stock, bonds or other securities held in the Trust; to delegate discretionary voting power to trustees of a voting trust for any period of time; and to exercise, personally or by power of attorney, any other right appurtenant to any securities or other property of the Trust;

                  (F) To join in or oppose any reorganization, recapitalization, consolidation, merger or liquidation, or any plan therefor, or any lease, mortgage or sale of the property of any organization the securities of which are held in the Trust; to pay from the Trust any assessments, charges or compensation specified in any plan of reorganization, recapitalization, consolidation, merger or liquidation; to deposit any property with any committee or depositary; and to retain any property allotted to the Trust in any reorganization, recapitalization, consolidation, merger or liquidation;

                  (G) To exercise or sell any conversion or subscription or other rights appurtenant to any stock, security or other property held in the Trust;

                  (H) To borrow from any lender (other than the Trustee in its individual capacity or any other party in interest with respect to the Plan) money, in any amount and upon any reasonable terms and conditions, for purposes of this Agreement, and to pledge or mortgage any property held in the Trust to secure the repayment of any such loan; and

                  (1) To compromise, settle or arbitrate any claim, debt or obligation of or against the Trust; to enforce or abstain from enforcing any right, claim, debt or obligation; and to abandon any property determined by the Investment Manager to be worthless.

(c) The Trustee shall exercise the powers set forth in paragraph (b)(i) above only when and to the extent directed in writing by the Investment Manager. The Investment Manager, from time to time and at any time, may issue orders for the purchase or sale of securities directly to a broker or dealer, and for such purpose, the Trustee will upon request execute and deliver to the Investment Manager one or more trading authorizations. Written notification of the issuance of each such order shall be given promptly to the Trustee by the Investment Manager, and the execution of each such order shall be confirmed by the broker to the Investment Manager and to the Trustee. Such notification shall be authority to the Trustee to receive securities purchased against payment therefor and to deliver securities sold against receipt of the proceeds therefrom, as the case may be.

(d) Unless the Trustee knowingly participates in, or knowingly undertakes to conceal, an act or omission of the Investment Manager, knowing such act or omission to be a breach of the fiduciary responsibility of the Investment Manager with respect to the Plan, the Trustee shall not be liable for any act or omission of the Investment Manager and shall not be under any obligation to invest or otherwise manage the assets of the Plan that are subject to the management of the Investment Manager. Without limiting the generality of the foregoing, the Trustee shall not be liable by reason of its taking or refraining from taking at the direction of the Investment Manager any action pursuant to this Article, or pursuant to a notification of an order to purchase or sell securities issued by the Investment Manager, nor shall the Trustee be liable by reason of its refraining from taking any action because of the failure of the Investment Manager to give such direction or order; the Trustee shall be under no duty to question or to make inquiries as to any direction or order or failure to give direction or order by the Investment Manager; and the Trustee shall be under no duty to make any review of investments acquired for the Trust at the direction or order of the Investment Manager and shall be under no duty at any time to make any recommendation with respect to disposing of or continuing to retain any such investment.

(e) Without limiting the generality of the provisions of Article 5.3 hereof, the Company agrees, to the extent pen-nitted by law, to indemnify the Trustee and hold it harmless from and against any claim or liability that may be asserted against it, otherwise than on account of the Trustee's own negligence or willful misconduct, by reason of the Trustee's taking or refraining from taking any action when acting in good faith in accordance with this Article, including, without limiting the generality of the fore going, any claim or liability that may be asserted against the Trustee on account of failure to receive securities purchased, or failure to deliver securities sold, pursuant to orders issued by the Investment Manager directly to a broker or dealer or for any loss, expense or claim asserted against the Trustee as a result of following Participant directions or directions of the Administrative Committee or the Company.

(f) To the extent a Participant has directed that his or her account shall be invested in a registered investment company, the Trustee shall have no investment responsibilities with respect thereto.

4.    Article 7 - Accounts and Reports, shall be amended as follows:

      7.1   Accounts and Reports

(a) The Trustee through its agent ADP, will keep full accounts of all its receipts, disbursements and other transactions hereunder, and will determine the fair market value of the assets of the Trust as of each Valuation Date provided for under the Plan (and as of the last business day of the Plan Year if not otherwise a Valuation date). The fiscal year of the Trust will coincide with the Plan Year. Within a reasonable time after the end of the Plan Year, or within a reasonable time after its removal or resignation or the termination of the Trust, the Trustee, through its agent ADP, will render to the Administrative Committee a consolidated account of all transactions and other actions taken in connection with its administration of the Trust since the previous such accounting. The Trustee shall maintain record ownership of, and through its agent ADP, account separately for, its collective investment funds, and any registered investment companies or other Investment Funds of the Trust.

(b) No person other than the Administrative Committee will have the right to demand or receive any report or account from the Trustee. The written approval of any account by the Administrative Committee will be final and binding upon the Administrative Committee, the Company, the Participants and all persons who then are or thereafter become interested in the Trust as to all matters and transactions stated or shown therein. The failure of the Administrative Committee to notify the Trustee within 60 days after the Trustee's sending of any account of its objections (if any) to the account will be the equivalent of written approval. If the Administrative Committee files any objections within such 60 day period with respect to any matters or transactions stated or shown in the account and the Administrative Committee and the Trustee cannot resolve such objections, the Trustee will have the right to have such objections settled by judicial proceedings. Nothing herein will deprive the Trustee of the right to have a judicial settlement of its accounts. In any proceeding for a judicial settlement of any account or for instructions, the only necessary parties will be the Trustee and the Administrative Committee (or, in the absence of an Administrative Committee, the Company). In order to save the Trust from the expense that might otherwise be incurred, it is a condition to the acquisition of any interest in the Trust that no person other than the Administrative Committee may institute or maintain any action or proceeding against the Trustee (i) without first requesting the Administrative Committee to resolve the question with the Trustee and (ii) until after the Administrative Committee has had a reasonable opportunity to resolve such question or has declined to pursue such question with the Trustee.

All other provisions of the Trust shall remain in full force and effect.